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                                                                    Exhibit 10.C


                                 LOAN AGREEMENT


FIRST UNION NATIONAL BANK ("Bank")
214 NORTH HOGAN STREET, FL0070
JACKSONVILLE, FLORIDA 32202
(Hereinafter referred to as the "Bank")

FLORAFAX INTERNATIONAL, INC.
8075 20TH ST
VERO BEACH, FL 32966
(Individually and collectively, "Borrower")

This Loan Agreement ("Agreement") is entered into this sixteenth day of January, 1998, by and between Bank and FLORAFAX INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

     o Revolver with termout - in the principal amount of $5,000,000.00 which is evidenced by the Promissory Note dated January 16, 1998 (the "Note"). The loan proceeds are to be used by Borrower solely for business acquisitions and general working capital needs.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. section 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type, and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such


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properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be insolvent within the meaning of 11 U.S.C. section 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. section 3617 ET SEQ.) or narcotics (including 21 U.S.C.
section 801 ET SEQ.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: BUSINESS CONTINUITY. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Borrower shall maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Borrower shall allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Borrower shall maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workmen's compensation insurance, and business interruption insurance, and upon all Collateral (as defined in the Loan Documents) securing the Obligations, such insurance as specified in the Loan Documents; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES. (a) NOTICE OF DEFAULT. Borrower shall furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) OTHER NOTICES. Borrower shall promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owed by Borrower; (iii) any material adverse claim against or affecting Borrower; or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Borrower shall comply with all terms and conditions contained in this Agreement, and any other




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Loan Documents, and swap agreements, if applicable, as defined in the Note.
PAYMENTS OF DEBTS. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. OTHER FINANCIAL INFORMATION. Borrower shall deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. NON-DEFAULT CERTIFICATE FROM BORROWER. Borrower shall deliver to Bank, with the financial statements required above, a certificate signed by Borrower or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents, nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. ESTOPPEL CERTIFICATE. Borrower, within fifteen (15) days after request by Bank, will furnish a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. DEPOSIT RELATIONSHIP. Borrower will maintain its primary depository relationship with Bank. CASH MANAGEMENT RELATIONSHIP. Borrower will maintain its cash management account with Bank. ANNUAL CLEAN UP REQUIREMENT- Borrower's usage under the proposed $2,000,000.00 working capital sub-limit is subject to a 30 consecutive day annual clean up period.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: GOVERNMENT INTERVENTION. Borrower shall not permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Borrower shall not retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Borrower shall not retire or otherwise acquire any of its capital stock. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Borrower shall not default on any material contract with or obligations when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. JUDGMENT ENTERED. Borrower shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. CHANGE IN FISCAL YEAR. Borrower shall not change its fiscal year without the consent of Bank. LIMITATION ON DEBT. Borrower shall be permitted to incur additional debt in the ordinary course of business provided, however, that such additional debt, contingent or direct, does not exceed $1,000,000.00. Any additional debt above this level will require prior written consent of the bank. For the purposes of this calculation, "additional debt" shall include all other bank debt, with the exception of the proposed $5,000,000.00 Revolving Credit Facility, any outstanding L/C's ( if applicable), and capitalized leases. ACQUISITION APPROVAL: Bank's approval shall be required for all proposed acquisitions. Such approval will be based on the target acquisition's strategic fit with the borrower's business as well as the financial performance of the company to be acquired.

FINANCIAL REPORTS. Borrower agrees to the following provision(s) from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis and on consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. ACCOUNTS PAYABLE AGING. Borrower shall, from time to time hereafter but not less than annually in conjunction with each fiscal year-end deliver to Bank within 120 days of the end of each such period, a detailed aging of payables by total, a summary aging of payables by vendor and vendor address, and a reconciliation statement. Said aging should also include the original date of each invoice. ACCOUNTS RECEIVABLE AGING. Borrower shall, from time to time hereafter but not less than annually in conjunction with each fiscal year-end deliver to Bank within 120 days of the end of each such period, a detailed aging of accounts by total, a summary aging of accounts by customer and customer address, and a reconciliation statement. Said aging should also include the original date of each invoice. ADDITIONAL REPORTS: Borrower is required to provide to the bank



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within 120 days of its fiscal year end a copy of its annual report, 10-K report and "Proforma Profit and Loss Statement by quarter for the coming year". Additionally, within 45 days of filing, the bank to receive copies of all 10-Q reports.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: COVENANT COMPLIANCE. Will be tested annually as of fiscal year end. CURRENT RATIO. Borrower shall, as of fiscal year end, maintain a Current Ratio of not less than 1.20 to 1.00. "Current Ratio" shall mean the ratio of current assets divided by current liabilities. TANGIBLE NET WORTH. Borrower shall, as of fiscal year end, maintain a Tangible Net Worth of at least Three Million Dollars and No Cents ($3,000,000.00). "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include subordinated debt. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall, as of fiscal year end, maintain a ratio of Total Liabilities, including subordinated debt, divided by Tangible Net Worth of not more than 2.00 to 1.00. For purposes of this computation, "Total Liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include subordinated debt.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. COMPLIANCE WITH LOAN DOCUMENTS. Borrower's full compliance with the Loan Documents. PRIOR TO INITIAL ADVANCE. The obligations of Bank to make the initial advance for the loan pursuant to this Agreement are subject to the following conditions precedent: Resolutions. Bank shall have received from Borrower, as applicable, certified copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and all other Loan Documents. CERTIFICATE OF GOOD STANDING. On or prior to the date of any borrowing hereunder, Bank shall have received from Borrower, a certificate from the Secretary of State of the state of Borrower's incorporation or organization, as applicable, as to the good standing of Borrower. OPINION OF COUNSEL. On or prior to the date of any borrowing hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that included confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of the Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (d) The loan is not usurious. (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Agreement to be executed under seal.

                           FLORAFAX INTERNATIONAL, INC.


                           By:/s/ Peggy O'Neal
Corporate                     -----------------------------
Seal                          Peggy O'Neal,  Vice President



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       TAXPAYER IDENTIFICATION NUMBER(S):

                           FLORAFAX INTERNATIONAL, INC.      41-0719035






                         FIRST UNION NATIONAL BANK

                      By:/s/ Nancy Beckwith
                         ----------------------------------------
                         Nancy Beckwith, Vice President

Access #28890


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